                                                                      EXHIBIT 99
PRESS RELEASE


                  AMSURG'S FOURTH-QUARTER EARNINGS GROW 29% TO
                             $0.40 PER DILUTED SHARE

                          DECLARES 3-FOR-2 STOCK SPLIT

NASHVILLE, Tenn. (February 24, 2004) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (Nasdaq: AMSG), today announced financial results for the fourth quarter and year ended December 31, 2003. Revenues for the quarter rose 18% to $80,528,000 from $68,242,000 for the fourth quarter of 2002. Net earnings were $8,255,000, up 26% from $6,541,000. Earnings per diluted share increased 29% to $0.40 for the fourth quarter of 2003 from $0.31 for the fourth quarter of the prior year.

         AmSurg's revenues increased 20% for full-year 2003 to $301,408,000 from $251,525,000 for 2002. Net earnings rose 25% to $30,126,000 from $24,022,000.
Earnings per diluted share increased 27% to $1.47 for 2003 from $1.16 for 2002.

         The Company also announced today that its Board of Directors has approved a 3-for-2 stock split to be effected in the form of a 50% stock dividend. The new shares will be distributed on March 24, 2004, to shareholders of record at the close of business on March 8, 2004. AmSurg had 20,072,472 shares of common stock outstanding on December 31, 2003.

         Mr. McDonald remarked, "Our Board's declaration of our first stock split as a public company reflects not only AmSurg's strong operating and financial performance for the fourth quarter and full-year 2003, but also the Board's confidence in the Company's continuing growth prospects. In achieving 24 consecutive quarters of record revenues, record net earnings and increased same-center revenues, AmSurg has demonstrated its ability to implement proven growth strategies with the discipline and consistency to sustain long-term profitable growth.

         "We attribute our revenue growth for the fourth quarter of 2003 primarily to the increase in procedures compared with the fourth quarter of 2002. This procedure growth resulted from the expansion of our base of centers in operation from 107 to 116 at the end of 2003 and from our same-center revenue growth of 6% for the quarter. We opened four de novo centers during 2003 and acquired six centers, including two large centers in the first and third quarters that each generate revenues approximately three times the rate of our average center. In addition, we closed one center in the first quarter in conjunction with the expiration of its real estate lease. The fourth quarter included the opening of three of the de novo centers and the completion of two of the acquisitions. AmSurg's same-center revenue growth was 7% for 2003.


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

AMSG Reports Fourth-Quarter Results
Page 2
February 24, 2004


         "Our center development pipeline remained robust during the fourth quarter. We completed the year with 12 centers under development, and three of our eight centers under letter of intent at year end were for de novo centers. We expect to open seven of the centers under development during 2004, one of which opened in January. The remaining five centers under development are scheduled to open in the first quarter of 2005. We are also pleased with our pipeline of potential acquisitions. One of the centers under letter of intent at year end was for the acquisition of a large orthopedic center. That transaction has now been completed. Four of the centers included in our signed letters of intent will be purchased in a single transaction if Certificate of Need approval is granted by the state. Determination of Certificate of Need for this acquisition is expected to occur in the third quarter of 2004. These transactions, and a recently signed letter of intent, if completed, will constitute approximately 60% of our acquisition capital expenditure target for 2004. The Company remains well positioned to fund its center development and acquisition efforts in 2004 with cash and cash equivalents of $14.3 million at year-end and a ratio of long-term debt to total capitalization of 18.6%. We also expect to continue to produce significant cash flow from operations for 2004, which, for 2003, was $48.1 million, or 1.6 times net earnings."

         The Company's financial guidance for 2004 assumes the net addition of 12 to 15 de novo or acquired centers during 2004, including the planned disposition of three existing centers during the first quarter of the year. It also assumes growth in same-center revenues in 2004 of 4% to 7%. Based on these assumptions, AmSurg's guidance for 2004 revenues is in a range of $350 million to $370 million and its guidance for 2004 earnings per diluted share is in a range of $1.80 to $1.84. This guidance includes an expected gain of $0.06 per diluted share related to the dispositions of the three centers in the first quarter, discussed above.

         The information contained in the preceding paragraph is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

         Mr. McDonald concluded, "AmSurg remains the undisputed leader in the single-specialty surgery center industry, a position that is based on our ability to help our physician partners provide high quality low cost surgery services in a manner that creates high patient and physician satisfaction. We expect the tremendous institutional expertise we have earned in developing this industry over the past 12 years, as well as our seasoned management team and strong financial position, will enable us to enhance our position of industry leadership in 2004."

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking Investor Relations or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on March 24, 2004.


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


AMSG Reports Fourth-Quarter Results
Page 3
February 24, 2004


         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's filings with the Securities and Exchange Commission, and, consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the Company's ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to generate and manage growth; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; the ability of its physician partners to recruit additional physicians to their practices; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. AmSurg disclaims any intent or obligation to update these forward-looking statements.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2003, AmSurg owned a majority interest in 116 centers and had 12 centers under development.

                                    Contact:
                                                     Claire M. Gulmi
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     (615) 665-1283


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

AMSG Reports Fourth-Quarter Results
Page 4
February 24, 2004



                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        FOR THE THREE MONTHS               FOR THE YEAR
                                                                         ENDED DECEMBER 31,             ENDED DECEMBER 31,
                                                                     -------------------------       -------------------------
                                                                        2003            2002           2003            2002
                                                                     ---------       ---------       ---------       ---------
STATEMENT OF EARNINGS DATA:

Revenues                                                             $  80,528       $  68,242       $ 301,408       $ 251,525

Operating expenses:
  Salaries and benefits                                                 20,371          18,477          78,659          66,332
  Supply cost                                                            9,743           8,316          35,195          30,060
  Other operating expenses                                              16,650          13,678          62,383          52,815
  Depreciation and amortization                                          2,954           2,745          11,493           9,995
                                                                     ---------       ---------       ---------       ---------
     Total operating expenses                                           49,718          43,216         187,730         159,202
                                                                     ---------       ---------       ---------       ---------

     Operating income                                                   30,810          25,026         113,678          92,323

Minority interest                                                       16,650          13,871          61,927          51,096
Interest expense, net                                                      402             254           1,542           1,190
                                                                     ---------       ---------       ---------       ---------
     Earnings before income taxes                                       13,758          10,901          50,209          40,037
Income tax expense                                                       5,503           4,360          20,083          16,015
                                                                     ---------       ---------       ---------       ---------
     Net earnings                                                    $   8,255       $   6,541       $  30,126       $  24,022
                                                                     =========       =========       =========       =========
Earnings per common share:
  Basic                                                              $    0.41       $    0.32       $    1.50       $    1.18
  Diluted                                                            $    0.40       $    0.31       $    1.47       $    1.16

Weighted average number of shares and share equivalents (000's):
  Basic                                                                 20,050          20,545          20,093          20,390
  Diluted                                                               20,540          20,815          20,444          20,728

OPERATING DATA:

Centers in operation at end of period                                      116             107             116             107
Centers under development/not opened at end of period                       12               9              12               9
Development centers awaiting CON approval at end of period                  --               2              --               2
Centers under letter of intent                                               8               6               8               6
Average number of centers in operation                                     113             103             109              98
Average revenue per center                                           $     715       $     665       $   2,769       $   2,564
Same center revenues increase                                                6%             12%              7%             13%
Procedures performed during the period                                 145,349         126,317         550,791         471,155
Cash flows provided by operating activities                          $  13,697       $  10,578       $  48,095       $  46,919
Cash flows used by investing activities                              $  (8,950)      $  (6,719)      $ (48,384)      $ (43,832)
Cash flows provided by (used in) financing activities                $  (6,088)      $  (4,072)      $   1,227       $    (841)
Reconciliation of net earnings to EBITDA(1):
  Net earnings                                                       $   8,255       $   6,541       $  30,126       $  24,022
  Add: income tax expense                                                5,503           4,360          20,083          16,015
  Add: interest expense, net                                               402             254           1,542           1,190
  Add: depreciation and amortization                                     2,954           2,745          11,493           9,995
                                                                     ---------       ---------       ---------       ---------
     EBITDA                                                          $  17,114       $  13,900       $  63,244       $  51,222
                                                                     =========       =========       =========       =========


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

AMSG Reports Fourth-Quarter Results
Page 5
February 24, 2004


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                               DECEMBER 31,    DECEMBER 31,
                                   2003            2002
                               ------------    ------------
BALANCE SHEET DATA:

Cash and cash equivalents        $ 14,258        $ 13,320
Accounts receivable, net           36,172          29,597
Working capital                    46,009          37,414
Total assets                      356,189         299,814
Long-term debt                     53,137          27,884
Minority interest                  36,796          29,869
Shareholders' equity              232,898         216,364



(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA, as defined.


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